UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



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                                    FORM 8-K
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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): July 9, 2001


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                      TRANSACTION SYSTEMS ARCHITECTS, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                      0-25346                47-0772104
 (State or other jurisdiction of       (Commission           (I.R.S. Employer
 incorporation or organization)        File Number)         Identification No.)


                  224 South 108th Avenue, Omaha, Nebraska 68154
          (Address of principal executive offices, including zip code)


                                 (402) 334-5101
              (Registrant's telephone number, including area code)



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                              ITEM 5. OTHER EVENTS.

     On July 9, 2001, the Company issued a news release announcing that it has transferred its 70% ownership in Hospital Health Plan Corporation ("HHPC") to HHPC's minority shareholder. As a result of the transfer, the Company will record an $8 million charge in its statement of operations in the third quarter of fiscal 2001. HHPC had been included in the Company's Health Payment Systems business unit. The remaining portion of the Health Payment Systems business unit consists of a facilities management services organization which will remain with the Company and will be integrated into the Consumer e-Payments business unit.

     The Company also announced that it has closed or significantly reduced the size of certain product development organizations and geographic sales offices. As a result of these actions, and the recently announced executive management changes, the Company said it would record a charge of approximately $14 million in the third quarter of fiscal 2001 for severance-related payments, lease cancellation costs, leasehold improvement write-offs and other costs related to these actions.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               TRANSACTION SYSTEMS ARCHITECTS, INC.



Dated: July 9, 2001            By:         /s/ DWIGHT G. HANSON
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                                               Dwight G. Hanson
                                 Chief Financial Officer, Treasurer and Senior
                                                Vice President